UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Dr., #312, Vacaville, CA 95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   707-291-6198

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

ITEM 5.02	ELECTION OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS

On June 16, 2020, the Board of Directors (the “Board”) of Magellan Gold Corporation (the “Company”) appointed Mark Rodenbeck to serve as a member of the Board to fill the vacancy created by the resignation of David Drips earlier this month.

The following is biographical information for Mr. Rodenbeck:

Prior to joining the Board, Mr. Rodenbeck served as an officer and director of Mascota Resources, a Nevada mining Company, from February 2015- October 2019. He graduated (cum laude with Dean's List honors) from Northwood Institute with a B.S. Degree in Business Administration in 1970. Between 1970 and 1976, Mark worked as General Manager, and then District Manager, for Foodplex Inc., a large operator of fast food restaurants. In 1976 he became President and 50% owner of Damark Inc. which owned and operated 6 fast food restaurants in Michigan. In 1981, Mr. Rodenbeck sold his restaurants and moved to Denver, Colorado, and became a stockbroker. In 1984, he was promoted to Branch Manager of Engler & Budd, a Minneapolis-based brokerage firm. In 1995, he co-founded Colorado Ceramic Tile, Inc. as a 50% owner and officer. Mr. Rodenbeck retired from Colorado Ceramic Tile in 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: June 17, 2020	By: /s/ John C. Power President

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